Promissory note

$2,100,000.00April 1, 2022

FOR VALUE RECEIVED, the undersigned (“Borrower”) does hereby covenant and promise to pay to the order of Valley National Bank, a national banking association or its successors or assigns, (“Lender”), at 4790 140th Avenue N., Clearwater, Florida 33762, or at such other place as Lender or its successor or assignee may designate to Borrower in writing from time to time, in legal tender of the United States, Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00), or so much thereof as is advanced pursuant to the terms and conditions of the Loan Agreement executed by Borrower on even date herewith (the “Loan Agreement”), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Promissory Note (the “Note”) and the Loan Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

A.Interest Rate:

All principal evidenced by this Note shall bear interest at the rates set forth herein (the “Interest Rate”).  For the first five (5) years of the Term (as hereinafter defined), the principal evidenced by this Note shall bear interest at a fixed rate of three and eighty-five hundredths of a percent (3.85%) per annum from the Effective Date of this Note through and until March 31, 2027.  The Interest Rate shall be adjusted on April 1, 2027 said day being known as the “Adjustment Date.”  Commencing on the Adjustment Date, the Interest Rate shall be adjusted to a fixed rate equivalent to the weekly average yield of nominal (non inflation indexed) U.S. Treasury securities adjusted to a constant maturity of five (5) years as published in the Board of Governors of the Federal Reserve System Statistical Release (Publication H.15 [519]) plus two and one-half percent (2.5%). In no event shall the Interest Rate fall beneath three and eighty-five hundredths of a percent (3.85%) per annum (“Adjusted Interest Rate”). All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. Interest shall be payable monthly, on or before the first (1st) day of each month, on the outstanding principal balance due hereunder from time to time.

B.Term:

The term of this Note shall be for ten (10) years (the “Term”), commencing from the Effective Date of this Note and extending until March 31, 2032 (the “Maturity Date”), at which time the then remaining principal balance together with any interest accrued thereon shall be fully due and payable without demand.  In the event the Loan Agreement permits Borrower to extend the Term and Borrower exercises such right or option in accordance with all applicable requirements, all references in this Note to the Term shall be deemed to include such extended term and the Maturity Date shall be deemed to be the final day of such extended term.

C.Payment Terms:

For the first 12-months of the Term, Borrower shall make monthly payments in the amount of $6,737.50, comprised of interest only at the fixed rate of three and eighty-five hundredths of a percent (3.85%) per annum, on or before the first (1st) day of each calendar month.  After the first 12-months of the Term, monthly payments shall include repayment of principal based upon a twenty-five (25) year amortization from the date of this Note, on or before the first (1st) day of each calendar month. Commencing on the Adjustment Date and for the remainder of the Term, Borrower shall make monthly payments of principal and interest at the Adjusted Interest Rate and a twenty-five (25) year amortization from the date of this Note, on or before the first (1st) day of each calendar month.  Subject to Paragraph I below, the entire principal balance of the loan plus all accrued and unpaid interest and other accruals and fees as provided in the Loan Agreement shall be due and payable on the Maturity Date.  The first payment under this Note shall be due on May 1, 2022, and payments shall be due on or before the first (1st) day of each calendar month thereafter.  A failure to make any of the payments referenced in this Note within ten (10) days of the date when due shall be an immediate event of default, and nothing contained in this section shall require Lender to provide notice of such payment default.  Except as may be otherwise provided in the Mortgage (as hereinafter defined), all monthly payments received by Lender hereunder shall be applied first, to the payment of accrued interest, second, to the reduction of principal, and finally, the balance, if any, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Mortgage or any of the Loan Documents (as hereinafter defined).

D.Prepayment:  The Borrower shall have the right to prepay all or any portion of the principal of this Note at any time without notice, premium or penalty for the privilege of such prepayment. In the event of full prepayment, all accrued interest and other charges shall be paid at the same time as full principal prepayment. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.  Any prepayments shall be applied to the last installments due under this Note.

E.Security:

This Note is secured by, among other things, (i) that certain Multi- State Mortgage and Security Agreement (the “Mortgage”) executed of even date herewith by Borrower, granting Lender a first lien and security interest in and to that certain property located in Winnebago County, Illinois as more particularly described in the Mortgage, together with the personal property, improvements, furniture, furnishings, fixtures and equipment located thereon; (ii) financing statements and other such security or supporting documents on the equity in Borrower, real and/or personal property, improvements, furnishings, fixtures, appurtenances and hereditaments (the “Financing Statements”); (iii) the Loan Agreement; and (iv) that certain Assignment of Leases, Rents and Contract Rights executed of even date herewith by Borrower, including cash flows, permits, management, rental and other operating agreements, ground leases and licenses (the “Assignment of Leases”) (the Mortgage, Financing Statements, the Loan Agreement, the Assignment of Leases and all other instruments and agreements securing, evidencing, or executed in connection with this Note shall collectively be referred to as the “Loan Documents”).

F.Default Interest Rate:

Should any default occur in the Borrower’s obligations, or the obligations of any associated guarantor, under the Loan Documents, then Lender shall be entitled to charge interest from the date of said default until the date such default is cured, as permitted by the Loan Documents, at the maximum legal rate permitted by applicable law as changed from time to time, provided, however, in no event shall such rate exceed the maximum legal rate authorized by applicable law.  In the event a judgment is obtained, the judgment amount shall bear interest at the Default Rate recited herein or the rate of interest established by Section 55.03, Florida Statutes, whichever is the greater, until the full amount of the judgment is collected.

G.Default; Cross Default:

This Note shall be in default upon the failure of the Borrower to pay any principal or interest hereunder within ten (10) days of when due, without notice or demand, when due, or upon the occurrence of any Event of Default under the terms of the Loan Agreement or any other Loan Document. Upon the occurrence of an Event of Default and during the continuance of such Event of Default, the holder of this Note may, at its option, declare all unpaid indebtedness evidenced by this Note, and any modifications, renewals or extensions hereof, to be immediately due and payable without notice regardless of the date of maturity. Failure at any time to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

A default in the terms and conditions of the Loan Documents or any other obligation of the Borrower to the Lender of whatever nature or kind, including, but not limited to this obligation, shall constitute a default of the terms and conditions of the obligations set forth in this Note.  Likewise, any default in the terms and conditions of this Note shall be and constitute a default under the terms and conditions of the Loan Documents and any other obligation owed by the Borrower to the Lender.

H.Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof (except for the payment due on the Maturity Date for which there is no grace period), to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note.  The Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.  In addition, the Lender may charge loan documentation fees as may be reasonably determined by the Lender.

I.Acceleration:

Should any default occur and be continuing in any of Borrower or any associated guarantor’s obligations under the Loan Documents, which default is not cured during any applicable notice and cure period, the principal of this Note or any unpaid part thereof, all accrued interest, together with all fees, charges, costs, expenses and liabilities due and owing under the Loan Documents, shall, in the sole discretion of Lender, at once become due and payable and may be collected forthwith without notice to the undersigned, regardless of the stipulated date of maturity.  However, Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender’s rights herein.

J.Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of the Lender or an affiliate of the Lender or are outside counsel), the Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys’ fees including charges for paralegals and others working under the direction or supervision of the Lender’s attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

K.Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law.  Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by Lender, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

L.Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.  In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of this instrument, Borrower and endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Hillsborough County, Florida.

M.Miscellaneous:

1.	TIME BEING OF THE ESSENCE OF THIS NOTE.
2.

It is agreed that the granting to Borrower of this Note or any other party of an extension or extensions of time for the payment of any sum or sums due hereunder or under the accompanying Mortgage or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of the Borrower of this Note.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
4.

All parties to this Note and the Loan Documents, whether Borrower, principal, surety, guarantor or endorser, hereby jointly and severally: (a) consent to any forbearance or extension of the time or manner of payment hereof and to the release of all or any part of any security held by the Lender to secure payment of this Note and to the subordination of the lien of the Mortgage and any other instrument of security securing this Note as to all or any part of the property encumbered thereby, all without notice to or consent of that party; (b) agree that no course of dealing or delay or omission or forbearance on the part of the Lender in exercising or enforcing any of its rights or remedies hereunder or under any instrument securing this Note shall impair or be prejudicial to any of the Lender’s rights and remedies hereunder or to the enforcement hereof and that the Lender may extend, modify or postpone the time and manner of payment and performance of this Note and any instrument securing this Note, may grant forbearance and may release, wholly or partially, any security held by the Lender as security for this Note and release, partially or wholly, any person or party primarily or secondarily liable with respect to this Note, all without notice to or consent by any party primarily or secondarily liable hereunder and without thereby releasing, discharging or diminishing its rights and remedies against any other party primarily or secondarily liable hereunder; and (c) waive notice of acceptance of this Note, notice of the occurrence of any default hereunder or under any instrument securing this Note and presentment, demand, protest, notice of dishonor and notice of protest and notices of any and all action at any time taken or omitted by the Lender in connection with this Note or any instrument securing this Note and waive all requirements necessary to hold that party to the liability of that party.

5.

The Borrower and any other person obligated for the payment of this Note shall have no right of set off against Lender under this Note or under any instruments securing this Note or the Loan Documents, or any documents executed in connection with the loan evidenced hereby.

6.

Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender.

7.

The Borrower hereof acknowledges that the Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except in the event the Loan Agreement grants Borrower an extension option and Borrower exercises such option in compliance with all applicable requirements related thereto.

8.

The remedies of the Lender, as provided herein or within any other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise.  No act or omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be waiver or release of the same, such waiver or release to be effected only through a written document executed by the Lender and then only to the extent specifically recited therein.  A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as to a subsequent event.

9.

For and in consideration of the funding of this Note by the Lender or any renewal or extension thereof, should any occur, the undersigned Borrower hereby agrees to cooperate or re-execute any and all Loan Documents deemed necessary or desirable in the Lender’s discretion, in order to correct or to adjust for any errors or omissions contained in any document executed in connection with the loan.

10.

Lender shall have the right to accept and apply to the outstanding balance of this Note any and all payments or partial payments received from Borrower after the due date therefor whether this Note has been accelerated or not without waiver of any and all of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or any instrument securing the same including, but not limited to, the right to foreclose on such security.

11.

The term “Borrower” as used herein, in every instance shall include the makers, heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever the context so requires or admits.

12.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.
13.	Borrower agrees to pay all taxes, including documentary stamps and intangible tax due and payable on this Note.

N.Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

Borrower's Initials /s/ DS

[Remainder of Page Left Intentionally Left Blank; Signatures to Follow]

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

Borrower has executed and delivered this Note to Lender on the date first stated above.

BORROWER:

GIPIL 525 S Perryville Rd, LLC, a Delaware limited liability company

By:/s/ David Sobelman

Name: David Sobelman

Title: President

BORROWER:

SUNNY RIDGE MHP LLC, a Florida limited liability company

By:/s/ Richard N. Hornstrom

Name: Richard N. Hornstrom

Title: Managing Member

Signature Page to Promissory Note